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                                                                                          EXHIBIT 21.1


                                     THE NEIMAN MARCUS GROUP, INC.

                                             SUBSIDIARIES
                                             ------------
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                                             JURISDICTION
                                                    OF
SUBSIDIARY/AFFILIATE                         INCORPORATION       STOCKHOLDER
--------------------                         -------------       -----------


Bergdorf Goodman, Inc.                       New York            Neiman Marcus Holdings, Inc.

Bergdorf Graphics, Inc.                      New York            Bergdorf Goodman, Inc.

Broadcasters, Inc.                           Texas               Neiman Marcus Holdings, Inc.

Ermine Trading Corporation                   California          The Neiman Marcus Group, Inc.

NM Direct de Mexico, S.A. de C.V.            Mexico              The Neiman Marcus Group, Inc. (99%)
                                                                 Neiman Marcus Holdings, Inc. (1%)

NM Financial Services, Inc.                  Delaware            The Neiman Marcus Group, Inc.

NM Nevada Trust                              Massachusetts       The Neiman Marcus Group, Inc.
                                                                 Bergdorf Goodman, Inc.

Neiman Marcus Funding Corporation            Delaware            The Neiman Marcus Group, Inc.

Neiman Marcus Holdings, Inc.                 California          The Neiman Marcus Group, Inc.

Neiman Marcus Special Events, Inc.           Delaware            The Neiman Marcus Group, Inc.


Pastille By Mail, Inc.                       Delaware            The Neiman Marcus Group, Inc.

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